Exhibit 99.2

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces
Pricing of Public Offering of

$1,000,000,000 of Senior Notes due 2033

PASADENA, Calif. — July 29, 2020 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it has priced a public offering of $1,000,000,000 aggregate principal amount of 1.875% senior notes due 2033 (the “notes”). J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC are acting as joint book-running managers in connection with the public offering, Evercore Group L.L.C., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. are acting as senior co-managers in connection with the public offering, and Barclays Capital Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. are acting as co-managers in connection with the public offering.

The notes were priced at 99.812% of the principal amount with a yield to maturity of 1.892%. The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about August 5, 2020, subject to customary closing conditions.

The Company expects the net proceeds from the notes in the offering to be principally used to refinance any and all of the Company’s outstanding 3.900% senior notes due 2023 (the “2023 notes”), pursuant to a tender offer announced separately today (the “tender offer”), by redemption or otherwise. The balance of net proceeds, if any, may be used to fund pending and recently completed acquisitions and construction of highly-leased development and redevelopment projects, with any remaining proceeds being held for general working capital and other corporate purposes, which may include the reduction of the outstanding balance on the Company’s $2.2 billion unsecured senior line of credit, if any, the reduction of the outstanding balance on the Company’s $750.0 million unsecured senior line of credit, if any, and the reduction of the outstanding indebtedness under the Company’s commercial paper program, if any. To the extent that the tender offer is not consummated or not subscribed in full, the Company intends to use the net proceeds from the offering to finance a portion of the repurchase or redemption of some or all of the 2023 notes.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: J.P. Morgan Securities LLC, Attn: Investment Grade Syndicate Desk, at 383 Madison Avenue, 3rd Floor, New York, NY 10179, telephone (collect) 212-834-4533; Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, telephone 866-471-2526, fax 212-902-9316 or email prospectus-ny@ny.email.gs.com; Mizuho Securities USA LLC, Attn: Debt Capital Markets, at 1271 Avenue of the Americas, New York, NY 10020, or telephone 866-271-7403; or RBC Capital Markets, LLC, Attn: Transaction Management Group, at 200 Vesey Street, New York, NY 10281, or telephone (toll-free) 1-866-375-6829.

Alexandria, an S&P 500® urban office real estate investment trust, is the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of the notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Vice President – Corporate Communications, (626) 788-5578, skabakoff@are.com

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